[SUTHERLAND ASBILL & BRENNAN LLP]


                                                   April 10, 2002


Modern Woodmen of America
1701 1st Avenue
Rock Island, IL  61201

         Re:   Modern Woodmen of America Variable Annuity Account
               (File Nos. 333-63972; 811-10429)

Gentlemen:

         We hereby consent to the reference to our name under the caption "Experts" in the Statement of Additional Information filed as part of Post-Effective Amendment Number 1 to the registration statement on Form N-4 for Modern Woodmen of America Variable Annuity Account (File Nos. 333-63972; 811-10429). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Sincerely,

                                            SUTHERLAND ASBILL & BRENNAN LLP




                                            By:   /s/ STEPHEN E. ROTH
                                                ---------------------------
                                                  Stephen E. Roth, Esq.